EXHIBIT 95

MINE SAFETY DISCLOSURES

The operation of the Corporation’s domestic aggregates quarries and mines is subject to regulation by the federal Mine Safety and Health Administration (MSHA) under the Federal Mine Safety and Health Act of 1977 (the “Mine Act”). MSHA inspects the Corporation’s quarries and mines on a regular basis and issues various citations and orders when it believes a violation has occurred under the Mine Act. Whenever MSHA issues a citation or order, it also generally proposes a civil penalty, or fine, related to the alleged violation. Citations or orders may be contested and appealed, and as part of that process, are often reduced in severity and amount, and are sometimes dismissed.

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), the Corporation is required to present information regarding certain mining safety and health citations which MSHA has issued with respect to its aggregates mining operations in its periodic reports filed with the Securities and Exchange Commission (SEC). In evaluating this information, consideration should be given to factors such as: (i) the number of citations and orders will vary depending on the size of the quarry or mine and types of operations (underground or surface), (ii) the number of citations issued will vary from inspector to inspector and location to location, and (iii) citations and orders can be contested and appealed, and in that process, may be reduced in severity and amount, and are sometimes dismissed.

The Corporation has provided the information below in response to the SEC’s rules and regulations issued under the provisions of the Dodd-Frank Act. The disclosures reflect U.S. mining operations only, as the requirements of the Dodd-Frank Act and the SEC rules and regulations thereunder do not apply to the Corporation’s quarries and mines operated outside the United States.

The Corporation presents the following items regarding certain mining safety and health matters for the three months ended March 31, 2013:

•

Total number of violations of mandatory health or safety standards that could significantly and substantially contribute to the cause and effect of a mine safety or health hazard under section 104 of the Mine Act for which the Corporation has received a citation from MSHA (hereinafter, “Section 104 S&S Citations”). If MSHA determines that a violation of a mandatory health or safety standard is likely to result in a reasonably serious injury or illness under the unique circumstance contributed to by the violation, MSHA will classify the violation as a “significant and substantial” violation (commonly referred to as a “S&S” violation). MSHA inspectors will classify each citation or order written as a “S&S” violation or not.

•

Total number of orders issued under section 104(b) of the Mine Act (hereinafter, “Section 104(b) Orders”). These orders are issued for situations in which MSHA determines a previous violation covered by a Section 104(a) citation has not been totally abated within the prescribed time period, so a further order is needed to require the mine operator to immediately withdraw all persons (except authorized persons) from the affected area of a quarry or mine.

•

Total number of citations and orders for unwarrantable failure of the mine operator to comply with mandatory health or safety standards under Section 104(d) of the Mine Act (hereinafter, “Section 104(d) Citations and Orders”). These violations are similar to those described above, but the standard is that the violation could significantly and substantially contribute to the cause and effect of a safety or health hazard, but the conditions do not cause imminent danger, and the MSHA inspector finds that the violation is caused by an unwarranted failure of the operator to comply with the health and safety standards.

•

Total number of flagrant violations under section 110(b)(2) of the Mine Act (hereinafter, “Section 110(b)(2) Violations”). These violations are penalty violations issued if MSHA determines that violations are “flagrant”, for which civil penalties may be assessed. A “flagrant” violation means a reckless or repeated failure to make reasonable efforts to eliminate a known violation of a mandatory health or safety standard that substantially and proximately caused, or reasonably could have been expected to cause, death or serious bodily injury.

•

Total number of imminent danger orders issued under section 107(a) of the Mine Act (hereinafter, “Section 107(a) Orders”). These orders are issued for situations in which MSHA determines an imminent danger exists in the quarry or mine and results in orders of immediate withdrawal of all persons (except certain authorized persons) from the area of the quarry or mine affected by its condition until the imminent danger and the underlying conditions causing the imminent danger no longer exist.

•

Total dollar value of proposed assessments from MSHA under the Mine Act. These are the amounts of proposed assessments issued by MSHA with each citation or order for the time period covered by the reports. Penalties are assessed by MSHA according to a formula that considers a number of factors, including the mine operator’s history, size, negligence, gravity of the violation, good faith in trying to correct the violation promptly, and the effect of the penalty on the operator’s ability to continue in business.

•

Total number of mining-related fatalities. Mines subject to the Mine Act are required to report all fatalities occurring at their facilities unless the fatality is determined to be “non-chargeable” to the mining industry. The final rules of the SEC require disclosure of mining-related fatalities at mines subject to the Mine Act. Only fatalities determined by MSHA not to be mining-related may be excluded.

•

Receipt of written notice from MSHA of a pattern (or a potential to have such a pattern) of violations of mandatory health or safety standards that are of such nature as could have significantly and substantially contributed to the cause and effect of other mine health or safety hazards under Section 104(e) of the Mine Act. If MSHA determines that a mine has a “pattern” of these types of violations, or the potential to have such a pattern, MSHA is required to notify the mine operator of the existence of such a thing.

•	Legal actions before the Federal Mine Safety and Health Review Commissions pending as of the last day of period.

•	Legal actions before the Federal Mine Safety and Health Review Commissions initiated during period.

•	Legal actions before the Federal Mine Safety and Health Review Commissions resolved during period.

The Federal Mine Safety and Health Review Commission (the “Commission”) is an independent adjudicative agency that provides administrative trial and appellate review of legal disputes arising under the Mine Act. The cases may involve, among other questions, challenges by operators to citations, orders and penalties they have received from MSHA, or complaints of discrimination by miners under Section 105 of the Mine Act. Appendix 1 shows, for each of the Corporation’s quarries and mines identified, as of March 31, 2013, the number of legal actions pending before the Commission, along with the number of legal actions initiated before the Commission during the quarter as well as resolved during the quarter. In addition, Appendix 1 includes a footnote to the column for legal actions before the Commission pending as of the last day of the period, which footnote breaks down that total number of legal actions pending by categories according to the type of proceeding in accordance with various categories established by the Procedural Rules of the Commission.

Appendix 1 attached.

Appendix 1

Location	MSHA ID	Section 104 S&S Citations (#)	Section 104(b) Orders (#)	Section 104(d) Citations and Orders (#)	Section 110(b)(2) Violations (#)	Section 107(a) Orders (#)	Total Dollar Value of MSHA Assessment/$ Proposed	Total Number of Mining Related Fatalities (#)	Received Notice of Pattern of Violation Under Section 104(e) (yes/no)	Received Notice of Potential to have Pattern under Section 104(e) (yes/no)	Legal Actions Pending as of Last Day of Period (#)*	Legal Actions Instituted During Period (#)	Legal Actions Resolved During Period (#)

American Stone Quarry	3100189	0	0	0	0	0	$0	0	no	no	0	0	0
Anderson Creek	4402963	0	0	0	0	0	$0	0	no	no	0	0	0
Arrowood	3100059	0	0	0	0	0	$0	0	no	no	0	0	0
Asheboro Quarry	3100066	0	0	0	0	0	$0	0	no	no	0	0	0
Bakers	3100071	0	0	0	0	0	$0	0	no	no	0	0	0
Belgrade Quarry	3100064	0	0	0	0	0	$0	0	no	no	0	0	0
Benson Quarry	3101979	1	0	0	0	0	$0	0	no	no	0	0	0
Berkeley Quarry	3800072	0	0	0	0	0	$200	0	no	no	0	0	0
Bessemer City	3101105	0	0	0	0	0	$0	0	no	no	0	0	0
Black Ankle Quarry	3102220	0	0	0	0	0	$0	0	no	no	0	0	0
Bonds	3101963	0	0	0	0	0	$0	0	no	no	0	0	0
Boonsboro	1800024	0	0	0	0	0	$0	0	no	no	1	0	0
Burlington Quarry	3100042	0	0	0	0	0	$0	0	no	no	0	0	0
Caldwell Quarry	3101869	1	0	0	0	0	$0	0	no	no	0	1	1
Carmel Church Quarry	4405633	0	0	0	0	0	$0	0	no	no	0	0	0
Castle Hayne Quarry	3100063	0	0	0	0	0	$0	0	no	no	0	0	0
Cayce Quarry	3800016	0	0	0	0	0	$0	0	no	no	0	0	0
Central Rock Quarry	3100050	0	0	0	0	0	$0	0	no	no	1	0	0
Charlotte	3100057	0	0	0	0	0	$0	0	no	no	0	0	0
Chesterfield Quarry	3800682	0	0	0	0	0	$0	0	no	no	0	0	0
Clarks Quarry	3102009	0	0	0	0	0	$0	0	no	no	0	0	0
Cumberland Quarry	3102237	0	0	0	0	0	$0	0	no	no	0	0	0
Denver	3101971	0	0	0	0	0	$100	0	no	no	0	0	0
Doswell	4400045	0	0	0	0	0	$0	0	no	no	1	0	0
East Alamance	3102021	0	0	0	0	0	$208	0	no	no	0	0	0
Fountain Quarry	3100065	0	0	0	0	0	$0	0	no	no	0	0	0
Franklin Quarry	3102130	0	0	0	0	0	$0	0	no	no	0	0	0
Fuquay Quarry	3102055	0	0	0	0	0	$0	0	no	no	0	0	0
Garner Quarry	3100072	1	0	1	0	0	$0	0	no	no	5	1	0
Georgetown ll	3800525	0	0	0	0	0	$0	0	no	no	0	0	0
Hickory Quarry	3100043	0	0	0	0	0	$0	0	no	no	0	0	0
Hicone Quarry	3102088	0	0	0	0	0	$0	0	no	no	0	0	0
Jamestown Quarry	3100051	0	0	0	0	0	$0	0	no	no	0	0	0
Kannapolis	3100070	0	0	0	0	0	$0	0	no	no	0	0	0
Kings Mountain	3100047	1	0	0	0	0	$0	0	no	no	0	0	0
Lemon Springs Quarry	3101104	0	0	0	0	0	$0	0	no	no	0	0	0
Loamy Sand & Gravel	3800721	0	0	0	0	0	$0	0	no	no	0	0	0
Maiden Quarry	3102125	0	0	0	0	0	$0	0	no	no	0	0	0
Mallard Creek	3102006	0	0	0	0	0	$0	0	no	no	0	0	0
Matthews	3102084	0	0	0	0	0	$0	0	no	no	0	0	0
Midlothian	4403767	0	0	0	0	0	$0	0	no	no	0	0	0
North Columbia Quarry	3800146	0	0	0	0	0	$376	0	no	no	0	0	0
Onslow Quarry	3102120	0	0	0	0	0	$0	0	no	no	0	0	0

Location	MSHA ID	Section 104 S&S Citations (#)	Section 104(b) Orders (#)	Section 104(d) Citations and Orders (#)	Section 110(b)(2) Violations (#)	Section 107(a) Orders (#)	Total Dollar Value of MSHA Assessment/$ Proposed	Total Number of Mining Related Fatalities (#)	Received Notice of Pattern of Violation Under Section 104(e) (yes/no)	Received Notice of Potential to have Pattern under Section 104(e) (yes/no)	Legal Actions Pending as of Last Day of Period (#)*	Legal Actions Instituted During Period (#)	Legal Actions Resolved During Period (#)
Pinesburg	1800021	0	0	0	0	0	$200	0	no	no	1	0	0
Pomona Quarry	3100052	1	0	0	0	0	$0	0	no	no	0	0	0
Raleigh Durham Quarry	3101941	2	0	0	0	0	$0	0	no	no	1	0	0
Red Hill	4400072	0	0	0	0	0	$0	0	no	no	0	0	0
Reidsville Quarry	3100068	0	0	0	0	0	$0	0	no	no	0	0	0
Rock Hill	3800026	0	0	0	0	0	$0	0	no	no	0	0	0
Rocky Point Quarry	3101956	0	0	0	0	0	$0	0	no	no	0	0	0
Rocky River	3102033	0	0	0	0	0	$0	0	no	no	0	0	0
Salem Stone Company	3102038	0	0	0	0	0	$0	0	no	no	0	0	0
Siler City Quarry	3100044	0	0	0	0	0	$0	0	no	no	0	0	0
Statesville Quarry	3100055	0	0	0	0	0	$0	0	no	no	0	0	0
Thomasville Quarry	3101475	0	0	0	0	0	$0	0	no	no	0	0	0
Wilson Quarry	3102230	0	0	0	0	0	$0	0	no	no	0	0	0
Woodleaf Quarry	3100069	0	0	0	0	0	$0	0	no	no	0	0	0
(45) North Indianapolis SURFACE	1200002	0	0	0	0	0	$0	0	no	no	0	0	0
Apple Grove	3301676	0	0	0	0	0	$0	0	no	no	0	0	0
Belmont Sand	1201911	0	0	0	0	0	$0	0	no	no	0	0	0
Blue Rock	3300016	0	0	0	0	0	$0	0	no	no	0	0	0
Burning Springs	4608862	0	0	0	0	0	$0	0	no	no	7	0	1
Carmel SandG	1202124	0	0	0	0	0	$0	0	no	no	0	0	0
Cedarville	3304072	0	0	0	0	0	$0	0	no	no	0	0	0
Clinton County	3304546	0	0	0	0	0	$0	0	no	no	0	0	0
Cloverdale	1201744	0	0	0	0	0	$0	0	no	no	0	0	0
Cook Road	3304534	0	0	0	0	0	$0	0	no	no	0	0	0
Dredge Lucas	4603800	0	0	0	0	0	$0	0	no	no	0	0	0
E-Town SandG	3304279	0	0	0	0	0	$0	0	no	no	0	0	0
Fairborn Gravel	3301388	1	0	0	0	0	$0	0	no	no	0	0	0
Fairfield	3301396	0	0	0	0	0	$0	0	no	no	0	0	0
Franklin Gravel	3302940	0	0	0	0	0	$0	0	no	no	0	0	0
Hamilton Gravel	3301394	0	0	0	0	0	$0	0	no	no	0	0	0
Harrison	3301395	0	0	0	0	0	$0	0	no	no	0	0	0
Kentucky Ave Mine	1201762	0	0	0	0	0	$100	0	no	no	0	0	0
Kokomo Mine	1202105	0	0	0	0	0	$0	0	no	no	0	0	0
Kokomo Sand	1202203	0	0	0	0	0	$0	0	no	no	0	0	0
Kokomo Stone	1200142	0	0	0	0	0	$0	0	no	no	0	0	0
Lynchburg Quarry	3304281	0	0	0	0	0	$0	0	no	no	0	0	0
Noblesville SandG	1201994	0	0	0	0	0	$0	0	no	no	0	0	0
Noblesville Stone	1202176	1	0	0	0	0	$0	0	no	no	0	0	0
North Indianapolis	1201993	0	0	0	0	0	$0	0	no	no	0	0	0
Ohio Recycle	3304394	0	0	0	0	0	$0	0	no	no	0	0	0
Ohio Stripping	N354	0	0	0	0	0	$0	0	no	no	0	0	0
Petersburg	1516895	0	0	0	0	0	$300	0	no	no	1	1	0
Phillipsburg	3300006	0	0	0	0	0	$0	0	no	no	0	0	0
Recycling 801	1202198	0	0	0	0	0	$0	0	no	no	0	0	0

Location	MSHA ID	Section 104 S&S Citations (#)	Section 104(b) Orders (#)	Section 104(d) Citations and Orders (#)	Section 110(b)(2) Violations (#)	Section 107(a) Orders (#)	Total Dollar Value of MSHA Assessment/$ Proposed	Total Number of Mining Related Fatalities (#)	Received Notice of Pattern of Violation Under Section 104(e) (yes/no)	Received Notice of Potential to have Pattern under Section 104(e) (yes/no)	Legal Actions Pending as of Last Day of Period (#)*	Legal Actions Instituted During Period (#)	Legal Actions Resolved During Period (#)
Recycling 802	1202199	0	0	0	0	0	$0	0	no	no	0	0	0
Ross Gravel	3301587	0	0	0	0	0	$0	0	no	no	0	0	0
Troy Gravel	3301678	0	0	0	0	0	$0	0	no	no	0	0	0
Waverly Sand	1202038	0	0	0	0	0	$0	0	no	no	0	0	0
Woodville	3300156	2	0	0	0	0	$0	0	no	no	0	0	0
Xenia	3301393	0	0	0	0	0	$0	0	no	no	0	0	0
Alabaster Quarry	0103068	0	0	0	0	0	$0	0	no	no	0	0	0
Appling Quarry	0901083	0	0	0	0	0	$0	0	no	no	0	0	0
Auburn, Al Quarry	0100006	0	0	0	0	0	$0	0	no	no	4	1	0
Auburn, GA Quarry	0900436	0	0	0	0	0	$0	0	no	no	0	0	0
Augusta Quarry-GA	0900065	0	0	0	0	0	$0	0	no	no	2	0	0
Birmingham Shop	0102096	0	0	0	0	0	$0	0	no	no	0	0	0
Cabbage Grove Quarry	0800008	0	0	0	0	0	$0	0	no	no	0	0	0
Camak Quarry	0900075	0	0	0	0	0	$0	0	no	no	0	0	0
Chattanooga Quarry	4003159	0	0	0	0	0	$0	0	no	no	1	0	0
Forsyth Quarry	0901035	0	0	0	0	0	$0	0	no	no	0	0	0
Jefferson Quarry	0901106	0	0	0	0	0	$0	0	no	no	0	0	0
Junction City Quarry	0901029	0	0	0	0	0	$0	0	no	no	0	0	0
Maylene Quarry	0100634	0	0	0	0	0	$0	0	no	no	0	0	0
ONeal	0103076	0	0	0	0	0	$0	0	no	no	0	0	0
Paulding Quarry	0901107	1	0	0	0	0	$376	0	no	no	0	0	0
Perry Quarry	0801083	0	0	0	0	0	$0	0	no	no	0	0	0
Red Oak Quarry	0900069	0	0	0	0	0	$0	0	no	no	0	0	0
R-S Sand and Gravel	2200381	0	0	0	0	0	$0	0	no	no	1	0	0
Ruby Quarry	0900074	0	0	0	0	0	$0	0	no	no	0	0	0
Shorter Sand and Gravel	0102852	0	0	0	0	0	$0	0	no	no	0	0	0
Six Mile Quarry	0901144	0	0	0	0	0	$0	0	no	no	0	0	0
Tyrone Quarry	0900306	0	0	0	0	0	$0	0	no	no	0	0	0
Vance Quarry	0103022	0	0	0	0	0	$0	0	no	no	1	0	0
Warrenton Quarry	0900580	0	0	0	0	0	$0	0	no	no	0	0	0
Alden Portable Sand	1302037	0	0	0	0	0	$0	0	no	no	0	0	0
Alden Portable Plant 1	1302031	2	0	0	0	0	$0	0	no	no	0	0	0
Alden Portable Plant 2	1302033	2	0	0	0	0	$0	0	no	no	0	0	0
Alden Portable Wash	1302122	0	0	0	0	0	$0	0	no	no	0	0	0
Alden Quarry	1300228	0	0	0	0	0	$0	0	no	no	0	0	0
Alden Shop	1302320	0	0	0	0	0	$0	0	no	no	0	0	0
Ames Mine	1300014	1	0	0	0	0	$0	0	no	no	0	0	0
Beaver Lake Quarry	4503347	0	0	0	0	0	$0	0	no	no	0	0	0
Cedar Rapids Quarry	1300122	2	0	0	0	0	$0	0	no	no	0	0	0
Colfax Sand and Gravel	1300814	0	0	0	0	0	$0	0	no	no	0	0	0
Des Moines Portable	1300150	0	0	0	0	0	$0	0	no	no	0	0	0
Dubois Quarry	2501046	0	0	0	0	0	$100	0	no	no	0	0	0
Durham Mine	1301225	0	0	0	0	0	$0	0	no	no	0	0	0
Earlham Quarry	1302123	0	0	0	0	0	$0	0	no	no	0	0	0

Location	MSHA ID	Section 104 S&S Citations (#)	Section 104(b) Orders (#)	Section 104(d) Citations and Orders (#)	Section 110(b)(2) Violations (#)	Section 107(a) Orders (#)	Total Dollar Value of MSHA Assessment/$ Proposed	Total Number of Mining Related Fatalities (#)	Received Notice of Pattern of Violation Under Section 104(e) (yes/no)	Received Notice of Potential to have Pattern under Section 104(e) (yes/no)	Legal Actions Pending as of Last Day of Period (#)*	Legal Actions Instituted During Period (#)	Legal Actions Resolved During Period (#)
Ferguson Quarry	1300124	0	0	0	0	0	$0	0	no	no	0	0	0
Fort Calhoun	2500006	0	0	0	0	0	$0	0	no	no	0	0	0
Fort Dodge Mine	1300032	0	0	0	0	0	$0	0	no	no	2	0	0
Iowa Grading	1302316	0	0	0	0	0	$0	0	no	no	0	0	0
Iowa Grading 26810	1302126	0	0	0	0	0	$0	0	no	no	0	0	0
LeGrand Portable	1302317	0	0	0	0	0	$0	0	no	no	0	0	0
Linn County Sand	1302208	0	0	0	0	0	$0	0	no	no	0	0	0
Malcom Mine	1300112	1	0	0	0	0	$0	0	no	no	0	0	0
Marshalltown Sand	1300718	0	0	0	0	0	$0	0	no	no	0	0	0
Moore Quarry	1302188	0	0	0	0	0	$0	0	no	no	0	0	0
New Harvey Sand	1301778	0	0	0	0	0	$0	0	no	no	0	0	0
Northwest Division OH	A2354	0	0	0	0	0	$0	0	no	no	0	0	0
Pacific Quarry	4500844	0	0	0	0	0	$0	0	no	no	0	0	0
Pederson Quarry	1302192	2	0	0	0	0	$0	0	no	no	0	0	0
Raccoon River Sand	1302315	0	0	0	0	0	$0	0	no	no	0	0	0
Rock Springs Quarry	4700053	0	0	0	0	0	$0	0	no	no	0	0	0
Saylorville Sand	1302290	0	0	0	0	0	$0	0	no	no	0	0	0
Springfield Quarry	2501103	0	0	0	0	0	$0	0	no	no	0	0	0
St Cloud Quarry	2100081	0	0	0	0	0	$0	0	no	no	0	0	0
Sully Mine	1300063	1	0	0	0	0	$1,020	0	no	no	0	0	0
W. Des Moines S	1300932	0	0	0	0	0	$0	0	no	no	0	0	0
Weeping Water Mine	2500998	9	0	5	0	0	$9,148	0	no	no	5	6	0
Yellow Medicine Quarry	2100033	0	0	0	0	0	$0	0	no	no	0	0	0
211 Quarry	4103829	2	0	0	0	0	$0	0	no	no	0	0	0
Beckman Quarry	4101335	1	0	0	0	0	$0	0	no	no	0	0	1
Bedrock Plant	4103283	0	0	0	0	0	$0	0	no	no	0	0	0
Black Spur Quarry	4104159	0	1	0	0	0	$412	0	no	no	0	0	0
Chico	4103360	0	0	0	0	0	$0	0	no	no	0	0	0
Cobey	4104140	0	0	0	0	0	$0	0	no	no	0	0	0
Davis	3401299	0	0	0	0	0	$0	0	no	no	0	0	0
Garwood	4102886	0	0	0	0	0	$0	0	no	no	0	0	0
Helotes	4103137	0	0	0	0	0	$0	0	no	no	0	0	0
Hondo	4104708	0	0	0	0	0	$0	0	no	no	0	0	0
Hondo-1	4104090	0	0	0	0	0	$0	0	no	no	0	0	0
Medinia R-R Portable		0	0	0	0	0	$0	0	no	no	0	0	0
Mill Creek	3401285	0	0	0	0	0	$0	0	no	no	0	0	0
New Braunfels Quarry	4104264	0	0	0	0	0	$0	0	no	no	2	0	0
North Troy	3401905	2	0	0	0	0	$0	0	no	no	0	0	0
North Troy Portable	3401949	0	0	0	0	0	$0	0	no	no	0	0	0
Portable Crushing	4104204	1	0	0	0	0	$0	0	no	no	1	0	0
Poteet (Sand Plant)	4101342	0	0	0	0	0	$0	0	no	no	0	0	0
Rio Medina	4103594	0	0	0	0	0	$0	0	no	no	2	0	0
S.T. Porter Pit	4102673	0	0	0	0	0	$0	0	no	no	0	0	0
San Pedro Quarry	4101337	0	0	0	0	0	$0	0	no	no	1	0	1

Location	MSHA ID	Section 104 S&S Citations (#)	Section 104(b) Orders (#)	Section 104(d) Citations and Orders (#)	Section 110(b)(2) Violations (#)	Section 107(a) Orders (#)	Total Dollar Value of MSHA Assessment/$ Proposed	Total Number of Mining Related Fatalities (#)	Received Notice of Pattern of Violation Under Section 104(e) (yes/no)	Received Notice of Potential to have Pattern under Section 104(e) (yes/no)	Legal Actions Pending as of Last Day of Period (#)*	Legal Actions Instituted During Period (#)	Legal Actions Resolved During Period (#)
Snyder	3401651	0	0	0	0	0	$0	0	no	no	0	0	0
Troy	3401581	0	0	0	0	0	$0	0	no	no	0	0	0
Augusta Quarry-KS	1400126	0	0	0	0	0	$0	0	no	no	0	0	0
Big Springs	1400184	0	0	0	0	0	$0	0	no	no	0	0	0
Black Rock Quarry	0300011	0	0	0	0	0	$0	0	no	no	0	0	0
Blake Quarry	1401584	0	0	0	0	0	$0	0	no	no	0	0	0
Broken Bow SandG	3400460	0	0	0	0	0	$100	0	no	no	1	1	0
Greenwood	2300141	0	0	0	0	0	$0	0	no	no	1	1	0
Hatton Quarry	0301614	0	0	0	0	0	$0	0	no	no	0	0	0
Hugo	3400061	0	0	0	0	0	$0	0	no	no	0	0	0
Hwy 10 Quarry	2300925	0	0	0	0	0	$0	0	no	no	0	0	0
Idabel	3400507	0	0	0	0	0	$100	0	no	no	0	0	0
Jones Mill Quarry	0301586	0	0	0	0	0	$0	0	no	no	0	0	0
Kansas Portable	1401659	0	0	0	0	0	$0	0	no	no	0	0	0
North Marion Quarry	1401506	0	0	0	0	0	$0	0	no	no	0	0	0
Ottawa Quarry	1401590	0	0	0	0	0	$0	0	no	no	0	0	0
Parkville Mine	2301883	0	0	0	0	0	$200	0	no	no	0	0	0
Peculiar Mine	2300765	0	0	0	0	0	$0	0	no	no	0	0	0
Randolph Deep Mine	2302308	1	0	0	0	0	$407	0	no	no	0	0	0
Sawyer	3401634	0	0	0	0	0	$0	0	no	no	0	0	0
Stamper Mine	2302232	0	0	0	0	0	$100	0	no	no	0	0	0
Sunflower	1401556	0	0	0	0	0	$0	0	no	no	1	0	0
Cottonwood Sand and Gravel	0504418	0	0	0	0	0	$0	0	no	no	0	0	0
Fountain Sand and Gravel	0503821	0	0	0	0	0	$0	0	no	no	0	0	0
Granite Canyon Quarry	4800018	0	0	0	0	0	$0	0	no	no	0	0	0
Greeley 35th Ready Mix	0503215	0	0	0	0	0	$0	0	no	no	0	0	0
Greeley 35th Sand and Gravel	0504613	0	0	0	0	0	$0	0	no	no	0	0	0
Guernsey	4800004	0	0	0	0	0	$616	0	no	no	0	0	0
Gypsum Portable	0504320	0	0	0	0	0	$0	0	no	no	0	0	0
Mamm Creek Portable	0504647	0	0	0	0	0	$0	0	no	no	0	0	0
Milford	4202177	0	0	0	0	0	$0	0	no	no	0	0	0
Mustang Quarry	2602484	0	0	0	0	0	$0	0	no	no	0	0	0
Portable Crushing	0503984	0	0	0	0	0	$0	0	no	no	0	0	0
Portable Recycle 18	0501057	0	0	0	0	0	$0	0	no	no	0	0	0
Portable Recycle 2	0504360	0	0	0	0	0	$0	0	no	no	0	0	0
Portable Recycle 21	0504520	0	0	0	0	0	$0	0	no	no	0	0	0
Powers Portable	0504531	0	0	0	0	0	$0	0	no	no	0	0	0
Riverbend Sand and Gravel	0504841	0	0	0	0	0	$0	0	no	no	0	0	0
Spanish Springs Quarry	2600803	0	0	0	0	0	$0	0	no	no	0	0	2
Spec Agg Sand and Gravel	0500860	0	0	0	0	0	$0	0	no	no	0	0	0
Table Mountain Quarry	0404847	0	0	0	0	0	$0	0	no	no	0	0	0
Taft Sand and Gravel	0504526	0	0	0	0	0	$100	0	no	no	0	0	0
Taft Shop	0504735	0	0	0	0	0	$0	0	no	no	0	0	0
Salisbury Shop	3101235	0	0	0	0	0	$0	0	no	no	0	0	0

TOTAL		39	1	6	0	0	$14,163	0	0	0	43	12	6

* Of the 43 legal actions pending on March 31, 2013, 22 were contests of citations or orders referenced in Subpart B of CFR Part 2700, which includes contests of citations and orders issued under Section 104 of the Mine Act and contests of imminent danger orders under Section 107 of the Mine Act, 20 were contests of proposed penalties referenced in Subpart C of 29 CFR Part 2700, which are administrative proceedings before the Commission challenging a civil penalty that MSHA has proposed for the violation contained in a citation or order, and one was a complaint of discharge, discrimination or interference referenced in Subpart E of 29 CFR Part 2700, which is a complaint under Section 105 of the Mine Act by a worker involving discrimination proceedings and relating proceedings.